Exhibit 10.2

TCO GROUP HOLDINGS, L.P.
EQUITY INCENTIVE PLAN
CLASS B UNIT AWARD AGREEMENT
THIS AWARD AGREEMENT (this “Agreement”) evidences an award of Class B Units granted pursuant to the TCO Group Holdings, L.P. Equity Incentive Plan (as from time to time amended and in effect, the “Plan”) on November 4, 2024 (the “Grant Date”), and is entered into between TCO Group Holdings, L.P., a Delaware limited partnership (the “Partnership”), and the undersigned Participant (the “Participant”). All capitalized terms that are used but not defined in this Agreement (including Appendix A attached hereto) have the meanings ascribed to them in the Plan.
1.Grant. Subject to the terms and conditions set forth in this Agreement, the Plan and the LP Agreement, the Partnership hereby grants to the Participant on the Grant Date 650,000 Class B Units, each with a Hurdle Amount of $5.67 (this “Award”). It is intended that this Award qualify as a “profits interest” for U.S. federal income tax purposes and this Agreement will be interpreted in accordance with that intent.
2.Vesting. For purposes of this Agreement, the Class B Units subject to this Award that are or become vested, in each case, in accordance with the provisions of this Agreement, are referred to as “Vested”, and the Class B Units subject to this Award that have not become vested in accordance with the provisions of this Agreement are referred to as “Unvested”. Class B Units subject to this Award shall vest under this Agreement in accordance with the terms of Schedule A attached hereto if, and only if, the Participant remains in Service on the applicable vesting date(s).
3.Cessation of Service; Forfeiture.
(a)    In General. Subject to Section 3(b) below, if the Participant’s Service ceases for any reason, (i) no additional portion of this Award will become Vested at or after the time of such cessation of Service, (ii) the portion of this Award that is then Unvested will be immediately and automatically forfeited for no consideration payable to the Participant and, (iii) except as provided in this Agreement, the Vested portion of this Award will remain outstanding and subject to the terms and conditions of the Plan, this Agreement and the LP Agreement, including the repurchase provisions set forth in Section 10.1 and Section 10.4 of the LP Agreement. Following the cessation of the Participant’s Service for any reason, the Participant’s retention of the Vested portion of this Award will in all cases be conditioned upon the Participant (or, if applicable, the Participant’s estate or beneficiary) signing and returning to the Partnership (without revoking) a timely and effective general release of claims in a form provided by the Partnership by the deadline specified therein, which in all events shall become effective and irrevocable not later than the sixtieth (60th) calendar day following the date the Participant’s Service ceases.
(b)    Cause; Breach of Restrictive Covenants. Notwithstanding anything in Section 3(a) to the contrary, in the event that the Participant’s Service is terminated for Cause (as defined in the Employment Agreement between Total Community Options, Inc., d/b/a InnovAge, and the Participant, dated as of October 31, 2024 (as it may be amended from time to time, the “Employment Agreement”)) (or at a time when the Administrator determines the Partnership or any of its Affiliates could have terminated the Participant’s Service for Cause), or the Participant breaches any Restrictive Covenant (as defined below), all Class B Units subject to this Award (whether Vested or Unvested) will be immediately forfeited for no consideration payable to the Participant.
4.    Restrictive Covenants. The Participant acknowledges and agrees that the Participant will execute, no later than the date hereof, and shall be bound by, the restrictive covenants set forth in the Employment Agreement, in addition to any confidentiality, non-competition, nonsolicitation, no-hire, non-disparagement, invention assignment, cooperation or other similar obligations of the Participant to the Partnership or any of its Affiliates (such obligations, collectively, the “Restrictive

Covenants”), which Restrictive Covenants shall survive any termination, expiration, forfeiture, transfer or other disposition of this Award in accordance with its terms. In addition to any remedies that may be available to the Partnership or any of its Affiliates, the Administrator may cause this Award (whether or not Vested) to be forfeited and the proceeds from the any disposition and/or distributions or other amounts received in respect of this Award to be disgorged to the Partnership, with interest and related earnings, if at any time the Participant is not in compliance with all of the provisions of the Restrictive Covenants.
5.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
6.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Partnership and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.
7.No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee or other service provider of the Partnership or any of its Affiliates.
8.Taxes.
(a)Election under Section 83(b). The Participant shall execute and deliver to the Company with a copy of the Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit A. The Election Pursuant to Section 83(b) of the Code shall be filed by the Participant with the appropriate Internal Revenue Service office not later than thirty (30) days after the Grant Date. The Participant should consult the Participant’s tax advisor to determine if there is a comparable election to file in the state of the Participant’s residence and whether such filing is desirable under the circumstances. The Participant acknowledges that it is the sole responsibility of the Participant, and not the Partnership (or its Affiliates or Partnership Representative), to file the election under Section 83(b) of the Code even if the Participant requests that the Partnership (or its Affiliates or Partnership Representative) assist the Participant in making such filing.
(b)Withholding. The Administrator will make such provision for the withholding of taxes and other legally required withholdings as it deems necessary under applicable law or as required under the LP Agreement. Except to the extent the Administrator permits the Participant to pay by other means, the Participant shall remit cash in an amount sufficient to satisfy any such taxes or withholdings at such time as is directed by the Partnership. By signing this Agreement, the Participant authorizes the Partnership and its Affiliates to withhold any taxes and other legally required withholdings that it determines are required from any other compensation paid or payable to the Participant by the Partnership or any of its Affiliates. Any amounts withheld by the Partnership or any of its Affiliates will be treated as if they were directly paid to the Participant.
9.Consultation with Counsel. The Participant hereby acknowledges and represents that the Participant has had the opportunity to consult with independent legal counsel regarding the Participant’s rights and obligations under this Agreement and that the Participant fully understands the terms and conditions contained herein.
10.Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath their or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

11.Unit Certificate Restrictive Legends. Certificated Class B Units evidencing this Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:
“THE UNITS OR OTHER INTERESTS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER 4, 2024, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE COMPANY’S SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, DATED AS OF MARCH 3, 2021 AS IT MAY BE AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG THE MEMBERS. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
12.Entire Agreement; Amendment. This Agreement, the Plan and the LP Agreement constitute the entire agreement between the parties, and supersede all prior and contemporaneous agreements and understandings, relating to the subject matter of this Agreement. This Agreement may be amended in accordance with the Plan.
13.Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to otherwise governing principles of conflicts of laws. In the event of any alleged breach or threatened breach of this Agreement, the parties hereby consent and submit to the jurisdiction of the federal and state courts in and of the State of Delaware and to service of legal process in the State of Delaware.
14.Power of Attorney. The Participant hereby irrevocably constitutes and appoints each of the Partnership and any of its officers with full power of substitution, acting jointly or severally, as its attorney-in-fact and agent to sign, execute and deliver, in its name and on its behalf, all or any such agreement, deeds, instruments, documents and/or any counterpart thereof or certificates or to take any such action as it deems necessary from time to time or as is required under any applicable law to admit the Participant as a member of the Partnership or to conduct the affairs of the Partnership, including (without limitation) the power and authority to sign, execute and deliver (or attach signature pages to) (i) the LP Agreement; (ii) any amendment to the LP Agreement adopted in accordance with its terms; and (iii) all documentation associated with the repurchase of any Class B Units pursuant to Section 10 of the LP Agreement. This power of attorney is given to secure the obligations of the Participant hereunder and deemed coupled with an interest of the Partnership and is irrevocable. The Participant shall, as a condition to the issuance of this Award hereunder, execute and deliver to the Partnership a signature page to the LP Agreement, agreeing to be bound by the terms thereof as a “Management Investor” thereunder with respect to the Class B Units subject to this Award.
15.Certain Distributions. The provisions set forth in this Section 15 are intended to support the treatment of the Class B Units issued pursuant to this Agreement as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43; for the avoidance of doubt, the provisions set forth in this Section 15 are in limitation of the distribution provisions of the LP Agreement and nothing herein shall expand the right to, or increase the amount of, any distributions to be made to the Class B Units. Notwithstanding anything to the contrary, the Class B Units issued pursuant to this Agreement shall represent an interest in future appreciation of the Partnership, and the Administrator shall have the unilateral ability to make necessary adjustments to such Class B Units and/or to limit distributions made in respect of such Class B Units to support the treatment of the Class B Units issued pursuant to this Agreement as “profits interests” within the meaning of Revenue Procedures 93-27 and 200143.
16.Further Representations and Acknowledgements of the Participant.
(a)The Participant hereby represents that the Participant has read the Plan and the LP Agreement and is familiar with their respective terms. The Participant hereby acknowledges that the Participant has carefully read this Agreement and agrees, on behalf of the Participant and on behalf of the Participant’s beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein and that the Class B Units subject to this Award are subject to all of the terms and provisions of this Agreement, the Plan and the LP Agreement.
(b)The Participant acknowledges that nothing in this Agreement (including exhibits hereto) alters the nature of Service with Partnership or any Affiliate of the Partnership, except that from and after the date hereof, the Participant shall be treated as a partner in the Partnership for U.S. federal income tax purposes. The Participant acknowledges having been afforded a reasonable opportunity to consult with financial or legal advisors regarding the consequences of Participant’s acceptance of the grant on the terms and conditions set forth in this Agreement.

(c)The Participant hereby represents and warrants to the Partnership that the Participant either (i) is not a married individual or (ii) has caused the Participant’s spouse to execute and deliver to the Partnership the Spousal Consent in the form of Exhibit B hereto. If the spouse of the Participant fails to execute the Spousal Consent, such Participant’s Class B Units shall be subject to forfeiture without consideration upon written notice from the Partnership.
17.Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or electronic means (including “pdf’), and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TCO Group Holdings, L.P.

By TCO Group Holdings, GP, LLC, its General Partner

/s/ Andrew Cavanna
Andrew Cavanna

Participant

/s/ Michael Scarbrough
Michael Scarbrough
Address: [***]

[Signature Page to Class B Unit Award Agreement]

SCHEDULE A
VESTING SCHEDULE
The Class B Units shall become Vested in accordance with the vesting schedule set forth on this Schedule A. All capitalized terms used in this Schedule A, unless separately defined herein, have the meanings set forth in the award agreement to which this Schedule A is attached or, if not defined in such award agreement, in the Plan.
A.Time-Based Units. Up to fifty percent (50%) of the Class B Units subject to this Award (the “Time-Based Units”) shall be eligible to vest over a period of four years from November 4, 2024 (the “Vesting Commencement Date”) as follows, in each case, provided that the Participant remains in continuous Service through the applicable vesting date and, in each case, rounded down to the nearest whole Class B Unit, with any fractional Class B Units carried over to the next vesting date:

Percentage of Time-Based Units	Cumulative Percentage of Time-Based Units	Time Vesting Schedule
25%	25%	One-year anniversary of the Vesting Commencement Date
25%	50%	Two-year anniversary of the Vesting Commencement Date
25%	75%	Three-year anniversary of the Vesting Commencement Date
25%	100%	Four-year anniversary of the Vesting Commencement Date

Notwithstanding the foregoing, in the event that the Participant’s Service is terminated without Cause or due to the Participant’s death or disability, or if the Participant resigns for Good Reason (as defined in the Employment Agreement) (in each case pursuant to the terms of the Employment Agreement) prior to the one-year anniversary of the Vesting Commencement Date (the date of such termination, the “Year 1 Termination Date”), the percentage of the Time-Based Units that shall vest will be equal to the result of (I) (A) the number of calendar days between the Vesting Commencement Date and the Year 1 Termination Date divided by (B) 365 multiplied by (II) 25%, rounded down to the nearest whole Class B Unit.
In the event of a Change of Control, all Time-Based Units that are then outstanding and Unvested shall automatically become Vested upon the consummation of such Change of Control, subject to the Participant’s continued Service through such Change of Control. If a Time-Based Unit would not be entitled to receive any distributions at the time of a Change of Control if all the assets of the Partnership were then sold at Fair Market Value and then the proceeds were distributed in a complete liquidation of the Partnership in accordance with Section 4.1 of the LP Agreement and the provisions of this Agreement, such Time-Based Unit will be immediately and automatically canceled and terminated upon the consummation of the Change of Control, without payment of any consideration and without any action on the part of the Participant.
For the avoidance of doubt, in no event will more than 100% of the Time-Based Units (representing 50% of the Class B Units subject to this Award) vest pursuant to this Section A.
B.Performance-Based Units. Up to fifty percent (50%) of the Class B Units subject to this Award (the “Performance-Based Units”) shall be eligible to vest upon the consummation of a Change of Control (or, if the Administrator determines to treat an Initial Public Offering as a Wind-Up Date, upon the consummation of an Initial Public Offering) as follows, in each case, provided that the Participant remains in continuous Service through the applicable date of the consummation of such Change of Control or Initial Public Offering, if applicable, and, in each case, rounded down to the nearest whole Class B Unit; provided, however, that if the Participant’s Service is terminated without Cause or due to the Participant’s death or disability, or if the Participant resigns for Good Reason (in each case pursuant to the terms of the Employment Agreement) within the one hundred and twenty (120)-day period preceding the execution of a definitive agreement that ultimately results in a Change of Control, the Performance-Based Units will remain eligible to vest upon such Change of Control:

i.Thirty-three percent (33%) of the Performance-Based Units shall vest if the Apax Investor achieves a MOIC equal to two times (2.0x);
ii.One hundred percent (100%) of the Performance-Based Units shall vest if the Apax Investor achieves a MOIC equal to at least two and one-half times (2.5x).
iii.In the event that (I) the Apax Investor achieves a MOIC of at least two times (2.0x) and (II) the Apax Investor’s MOIC is less than two and one-half times (2.5x), the percentage of the Performance-Based Units that become Vested shall be equal to the number of Performance-Based Units that would become Vested based on straight-line interpolation between a MOIC of two times (2.0x) and two and one-half times (2.5x) based on Section B(i) and (B)(ii). For the avoidance of doubt, none of the Performance-Based Units shall vest if the Apax Investor achieves a MOIC less than (2.0x) as of the consummation of a Change of Control or Initial Public Offering that is treated as a Wind-Up Date.
iv.Performance-Based Units will vest upon the consummation of a Change of Control only to the extent the performance targets set forth in this Section B are achieved in connection with such Change of Control. If any Performance-Based Unit would not be entitled to receive any distributions at the time of a Change of Control if all the assets of the Partnership were then sold at Fair Market Value and then the proceeds were distributed in a complete liquidation of the Partnership in accordance with Section 4.1 of the LP Agreement and the provisions of this Agreement, such Performance-Based Unit will be immediately and automatically canceled and terminated upon the consummation of the Change of Control, without payment of any consideration and without any action on the part of the Participant.
v.    If the Administrator does not elect to treat an Initial Public Offering as a Wind-Up Date, then any Performance-Based Units that are unvested as of the consummation of the Initial Public Offering will continue to performance vest following the Initial Public Offering in accordance with this Section B; provided, that, the Administrator may convert the performance targets set forth in this Section B into a stock price equivalent of such performance targets (as converted in the Administrator’s discretion) and establish such measuring dates as it shall determine in its discretion.

vi.    Any Performance-Based Units that do not become Vested upon a Change of Control or Initial Public Offering that is treated as a Wind-Up Date shall be forfeited for no consideration payable to the Participant upon the consummation such Change of Control or Initial Public Offering.

    For the avoidance of doubt, in no event will more than 100% of the Performance-Based Units (representing 50% of the Class B Units subject to this Award) vest pursuant to this Section B.

C.Wind-Up. All Class B Units subject to this Award that have not fully Vested in accordance with Schedule A and each Class B Unit subject to this Award (whether or not Vested) that would not be entitled to receive any distributions as of the Wind-Up Date if all the assets of the Partnership were then sold at Fair Market Value and then the proceeds were distributed in a complete liquidation of the Partnership in accordance with Section 4.1 of the LP Agreement and the provisions of this Agreement, will be immediately and automatically canceled and terminated on the Wind-Up Date, without payment of any consideration and without any action on the part of the Participant.

EXHIBIT A
ELECTION TO INCLUDE IN GROSS INCOME
IN YEAR OF TRANSFER OF PROPERTY
PURSUANT TO SECTION 83(B) OF
THE INTERNAL REVENUE CODE
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.
1.The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:
Name:
            Address: ________________________________
            Social Security Number: ___________________
            Taxable Year: 2024

2.The property with respect to which this election is being consists of 650,000 unvested Class B Units (the “Units”), each of which represents an interest in the profits of TCO Group Holdings, L.P., a Delaware limited partnership (the “Partnership”).
3.The date on which the Units were transferred to the undersigned was November 4, 2024.
4.The Award is subject to the following restrictions: In general, fifty percent (50%) of the Units are subject to time-based vesting (“Time-Based Units”), with 25% of such Time-Based Units becoming vested on the first, second, third and fourth anniversaries of the date set forth in the Unit award agreement, subject to taxpayer’s continued service through such dates; and fifty percent (50%) of the Units are subject to performance-based vesting (the “Performance-Based Units”), with such Performance-Based Units vesting upon achievement of certain investment returns to certain Partnership investors, in each case, subject to taxpayer’s continued service through such vesting date(s). Upon cessation of the taxpayer’s service, all Units, to the extent not vested, will be forfeited.
5.The fair market value of the Award at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.
6.The amount paid for the Award by the undersigned was $0.
7.The amount to include in gross income is $0.
The undersigned will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of the transfer of the property. A copy of the election will also be furnished to the Partnership. The undersigned is the person performing the services in connection with which the property was transferred.

Taxpayer:

Dated:

EXHIBIT B
SPOUSAL CONSENT
The undersigned represents that the undersigned is the spouse of:
Michael Scarbrough (the “Participant”)
and that the undersigned is familiar with the terms of the Award Agreement (the “Agreement”) executed by the Participant dated as of November 4, 2024, as well as the Plan and the LP Agreement referred to therein. The undersigned is aware that the Agreement, the Plan and LP Agreement provide, among other things, certain restrictions on transfer, certain forced sale and certain buyback rights relating to Participant’s Class B Units. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.
Executed as of the day of October, 2024.

NAME: Christina Scarbrough

APPENDIX A
DEFINITIONS
“Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.
“Apax Investor” means Ignite Aggregator LP (together with its permitted transferees (as set forth in the LP Agreement)).
“Change of Control” mean (a) the sale of all or substantially all of the assets of the Partnership and its subsidiaries (as set forth in the LP Agreement) on a consolidated basis to a Person, or group of Persons acting in concert, who are Independent Third Parties, (b) a merger, reorganization, consolidation or other similar corporate transaction in which the outstanding voting securities (as set forth in the LP Agreement) of the Partnership are exchanged for securities of the successor entity and, immediately after such transaction, a Person or group of Persons acting in concert, who are Independent Third Parties, beneficially own a majority of the outstanding voting securities, and rights to the majority of the residual economic interests in the common equity, of the successor entity (or a parent entity thereof), or (c) the acquisition (whether by sale, merger or otherwise) of a majority of the outstanding voting securities, and rights to the majority of the residual economic interests in the common equity, of the Partnership by a Person, or group of Persons acting in concert, who are Independent Third Parties. For the sake of clarity, in no event will a transaction be a Change of Control if either Sponsor Investor or its Affiliates continue to control or jointly control the Partnership or its subsidiaries.
“Equity Securities” means, as applicable, (i) any capital stock, partnership or membership interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable or exercisable for any capital stock, partnership or membership interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable or exercisable for any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to any of the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
“Independent Third Party” means any Person that, as of the time of determination, is not an Affiliate of the Apax Investor or the WCAS Investor.
“Initial Public Offering” means the initial Public Offering of Equity Securities of the Partnership or any of its subsidiaries (as set forth in the LP Agreement) (or, in each case, any corporate successor thereof), pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable rules and regulations thereunder (the “Securities Act”), if immediately thereafter the Equity Securities of the Partnership or its applicable subsidiary (or, in each case, any successor thereof) are or become listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association; provided that an Initial Public Offering shall not include any issuance of Equity Securities registered on Form S-4 or Form S-8 (or any successor form adopted by the United States Securities and Exchange Commission (the “SEC”) in any merger, acquisition or other business combination or to existing security holders or Service Providers of the Partnership or its subsidiaries, respectively.
“Partnership Representative” means TCO Group Holdings GP, LLC and any successor to such Person, or its designee, shall be the “partnership representative” (within the meaning of Code Section 6223(a)) of the Partnership.
“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or any foreign, United States federal, state, county provincial or local governmental or any subdivision, department, instrumentality, authority, regulatory commission, board, bureau, agency, court, tribunal, arbitral (public or private), judicial, executive or regulatory or administrative body.
“Public Offering” means the sale of Units (as defined in the LP Agreement) or other Equity Securities of the Partnership or any of its subsidiaries (as set forth in the LP Agreement) (or, in each case, any corporate successor thereof) to the public, pursuant to an effective registration statement filed under the Securities Act in connection with an underwritten offering; provided that the following shall not be considered a Public Offering: (i) any issuance of Equity Securities registered on Form S-4 or Form S-8 (or any successor form adopted by the SEC) in any merger, acquisition or other business combination and (ii) any issuance of Equity Securities or rights to acquire Equity Securities to any Service Provider as part of an incentive or compensation plan.
“Service Provider” means any director, officer, observer, employee, manager, consultant or independent contractor providing services to or for the benefit of the Partnership or any of its subsidiaries (as set forth in the LP Agreement). With respect to any particular Service Provider, as used herein, “Service Provider” shall also include any Person or permitted transferee (as set forth in the LP Agreement) to whom or which the Service Provider has elected Units or other Equity Securities of the Partnership be issued in lieu of such Service Provider directly receiving such Units or other Equity Securities (whether or not such Service Provider holds any Units or other Equity Securities of the Partnership).
“Sponsor Investor” means each of the Apax Investor and the WCAS Investor (together with each of their permitted transferees (as set forth in the LP Agreement)).
“WCAS Investor” means, collectively, Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson, Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Co-Investors LLC, WCAS Management Corporation and WCAS Co-Invest Holdco, L.P. (together with each of their permitted transferees, as set forth in the LP Agreement).